UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2024

NICHOLAS FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26680	59-2506879
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26133 US Hwy 19 North, Suite 300 Clearwater, FL 33763 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 726-0763

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NICK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On June 15, 2024, Nicholas Financial, Inc. (the “Company”) closed the Share Purchase Agreement to acquire (the “Acquisition”) a majority ownership interest in Amplex Electric, Inc. ("Amplex”), which the sellers have agreed to sell, and the Company has agreed to purchase, 51% of the issued and outstanding common shares, no par value per share, of Amplex for a total purchase consideration of $18.4 million, which was paid in cash pursuant to the terms and conditions of the Share Purchase Agreement dated as of June 15, 2024.

In conjunction with the closing of the Amplex Acquisition, the Company converted the outstanding principal and accrued interest of approximately $0.8 million under the Term Loan Advances into 421 shares of Amplex common stock at the share purchase price of $1,792.55 and purchased an additional 1,674 shares of Amplex common stock at a price of $1,792.55 per share for a total of $3.0 million. These transactions concurrently executed at the Transaction Closing Date increased the Company's ownership in Amplex to 56.5%.

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by the Company on May 6, 2024 to include the historical financial statements of Amplex and the pro forma financial information required by Item 9.01 of Form 8-K, attached hereto as Exhibits 99.1, 99.2 and 99.3. The pro forma financial information included in this Form 8- K/A has been presented for informational purposes only, as required by Form 8-K. It does not purport to represent the actual results of operations that the Company and Amplex would have achieved had the companies been combined during the periods presented in the pro forma financial information and is not intended to project the future results of operations that the combined company may achieve as a result of the Company’s acquisition of Amplex. Except as described above, all other information in the Company’s Current Report on Form 8-K filed on May 6, 2024 remains unchanged.

Item 7.01 Regulation FD.

The information in this Item 7.01, including the exhibit hereto, (x) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and (y) shall not be incorporated by reference into any filing of the Company with the Securities and Exchange Commission, whether made before or after the date hereof, regardless of any general incorporation language in such filings (unless the Company specifically states that the information or exhibit in this particular report with respect to Item 7.01 are incorporated by reference).

Item 9.01 Financial Statements and Exhibits.

a.
Financial Statements of Business Acquired.

The historical audited consolidated financial statements of Amplex and its subsidiaries as of October 31, 2023 and 2022 and for the years ended October 31, 2023 and 2022, including the notes related thereto and the related report of Bolinger, Segars, Gilbert & Moss, LLP, Amplex’s independent auditor, as of February 16, 2024 are filed as Exhibit 99.1 and incorporated herein by reference.

The historical unaudited interim condensed consolidated financial statements of Amplex and its subsidiaries as of April 30, 2024 and 2023 and for the six months ended April 30, 2024 and 2023, including the notes related thereto and the related review report of Bolinger, Segars, Gilbert & Moss, LLP, Amplex's independent accountants, as of August 27, 2024 are filed as Exhibit 99.2 and incorporated herein by reference.

b.
Pro Forma Financial Information

Unaudited pro forma condensed consolidated statements of operations of the Company and Amplex for the three months ended June 30, 2024 and 2023, respectively, and the notes related thereto are filed as Exhibit 99.3 and incorporated herein by reference.

Exhibit Index

Exhibit No.	Description
99.1

Audited consolidated financial statements of Amplex and its subsidiaries as of October 31, 2023 and 2022 and for the years ended October 31, 2023 and 2022, including the notes related thereto and the related report of Bolinger, Segars, Gilbert & Moss, LLP.

99.2

Unaudited interim condensed consolidated financial statements of Amplex and its subsidiaries as of April 30, 2024 and 2023 and for the six months ended April 30, 2024 and 2023, including the notes related thereto and the related review report of Bolinger, Segars, Gilbert & Moss, LLP.

99.3	Unaudited pro forma condensed combined statements of operations of the Company and Amplex for the three months ended June 30, 2024 and 2023, respectively, and the notes related thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Signature	Title	Date

/s/ Mike Rost	Chief Executive Officer (Principal Executive Officer)	August 29, 2024
Mike Rost

/s/ Charlie Krebs	Chief Financial Officer (Principal Financial and Accounting Officer)	August 29, 2024
Charlie Krebs